WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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Form N-SAR
Annual Report

Kobrick Investment Trust
File Number 811-8435
CIK Number 0001047167

77 Q1 Exhibits

The Registrants Declaration of the Trust, Bylaws and Advisory
Agreement are
incorporated by reference to its Registration Statement on Form N-
1A .


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